UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

DynCorp International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32869	01-0824791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia	22042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (571) 722-0210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On July 7, 2010, DynCorp International Inc., a Delaware corporation (“DynCorp International”), completed its merger (the “Merger”) with Delta Tucker Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Delta Tucker Holdings, Inc., a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Merger dated as of April 11, 2010, by and among DynCorp International, Parent and Merger Sub (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into DynCorp International. DynCorp International was the surviving corporation in the Merger (the “Surviving Corporation”) and, as a result of the Merger, became a wholly-owned subsidiary of Parent. Parent and Merger Sub are entities created on behalf of affiliated funds and/or managed accounts of Cerberus Capital Management, L.P., a private investment firm (“Cerberus”). The Merger Consideration (as defined in Item 3.03 below) was funded through equity financing provided by affiliates of Cerberus, borrowings under DynCorp International’s new Senior Credit Facility (as defined in Item 1.01 below), the issuance and sale of the Notes (as defined in Item 1.01 below) and DynCorp International’s cash on hand.

Item 1.01.	Entry into a Material Definitive Agreement and

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, DynCorp International entered into new senior secured credit facilities on July 7, 2010 (the “Senior Credit Facility”), by and among DynCorp International, Parent, the other guarantors party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, Banc of America Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners and the lenders party thereto from time to time. The Senior Credit Facility consists of a $570 million term loan facility and a $150 million revolving credit facility.

On July 7, 2010, DynCorp International issued $455 million aggregate principal amount of 10.375% Senior Notes due 2017 (the “Notes”) pursuant to the purchase agreement entered into on June 29, 2010 by and among Merger Sub and Banc of America Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Deutsche Bank Securities Inc., the initial purchasers of the Notes (the “Initial Purchasers”), as amended by the Joinder Agreement dated July 7, 2010, by and among DynCorp International, the Guarantors (as defined below) and the Initial Purchasers. The Notes were issued under an indenture dated as of July 7, 2010, by and among DynCorp International, the guarantors party thereto (the “Guarantors”) and Wilmington Trust FSB, as trustee. The Notes will mature on July 1, 2017. Interest on the Notes is payable on January 1 and July 1 of each year, commencing on January 1, 2011.

On July 7, 2010, DynCorp International and the Guarantors entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”) with respect to the Notes. Pursuant to the Registration Rights Agreement, DynCorp International has agreed to cause to become effective a registration statement relating to the offer and exchange of the Notes for registered notes (the “exchange notes”) having identical terms as the Notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in the interest rate as described in the Registration Rights Agreement).

On July 7, 2010, DynCorp International entered into a Master Consulting and Advisory Services Agreement (the “COAC Agreement”) with Cerberus Operations and Advisory Company, LLC, an affiliate of Cerberus. Pursuant to the terms of the COAC Agreement, Cerberus Operations and Advisory Company, LLC will make personnel available to DynCorp International for the purpose of providing reasonably requested business advisory services.

Item 1.02.	Termination of a Material Definitive Agreement.

Upon consummation of the Merger, DynCorp International repaid all existing indebtedness under its existing senior secured credit facility (the “Former Credit Facility”), which consisted of a term loan of $200 million and a senior secured revolving credit facility of up to $200 million.

The foregoing description of the Former Credit Facility is qualified in its entirety by the complete text of (i) that certain credit agreement dated as of July 28, 2008 (the “Prior Credit Agreement”), by and among DynCorp International, DynCorp International LLC, the lenders referred to therein, Wachovia Bank, National Association, as administrative agent, swingline lender and issuing lender, and Wachovia Capital Markets, LLC as sole lead arranger and sole book manager, which was included as an exhibit to DynCorp International’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2008, and (ii) the First Amendment to the Prior Credit Agreement dated as of March 6, 2009, by and among DynCorp International, DynCorp International LLC, certain subsidiaries of DynCorp International LLC, the lenders party thereto and Wachovia bank, National Association, as administrative agent, which was included as an exhibit to DynCorp International’s Current Report on Form 8-K, as filed with the SEC on March 12, 2009.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 7, 2010, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into DynCorp International. DynCorp International is the Surviving Corporation and is a wholly-owned subsidiary of Parent. In the Merger, each share of DynCorp International Class A common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately before the Effective Time (as such term is defined in the Merger Agreement) of the Merger, other than (i) shares held by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent and (ii) treasury shares owned by DynCorp International or shares owned by any direct or indirect wholly-owned subsidiary of DynCorp International (the shares referred to in clauses (i) and (ii) above are referred to herein as “Excluded Shares”), was cancelled and automatically converted into the right to receive $17.55 in cash, without interest and less any applicable withholding taxes (the “Per Share Merger Consideration”).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, DynCorp International (i) notified the New York Stock Exchange (the “NYSE”) on July 7, 2010 that, at the Effective Time of the Merger, each share of Common Stock issued and outstanding immediately before the Effective Time of the Merger, other than Excluded Shares, was canceled and automatically converted into the right to receive the Per Share Merger Consideration and (ii) requested the NYSE to file with the SEC an application on Form 25 to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger and such notification and request, the last day of trading of the Common Stock on the NYSE was July 7, 2010. DynCorp International intends to file a Form 15 with the Securities and Exchange Commission requesting that DynCorp International’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time of the Merger, (i) each share of Common Stock issued and outstanding immediately before the Effective Time, other than Excluded Shares, was canceled and automatically converted into the right to receive an amount in cash equal to the Per Share Merger Consideration and (ii) each restricted stock unit granted under the DynCorp International 2007 Omnibus Incentive Plan and outstanding immediately before the Effective Time (“RSUs”) vested in full and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product of (x) the aggregate number of shares of Common Stock subject to such RSU immediately prior to the Effective Time and (y) the Per Share Merger Consideration. The aggregate amount of cash into which the shares of Common Stock and the RSUs were converted and entitled to receive in the Merger is referred to herein as the “Merger Consideration.”

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is also incorporated herein by reference. Except as specified in the Merger Agreement, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters. A copy of the Merger Agreement was filed as Annex A to the definitive proxy statement on Schedule 14A by DynCorp International with the SEC on May 17, 2010, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On July 7, 2010, pursuant to the terms of the Merger Agreement, effective immediately after the completion of the Merger, each member of the board of directors of DynCorp International resigned from their respective positions with DynCorp International, and the directors of Merger Sub became the directors of the Surviving Corporation. The members of the board of directors of the Surviving Corporation are Steven F. Gaffney, William L. Ballhaus, Michael Hagee, Brett Ingersoll and John Tilelli.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time of the Merger, (i) the certificate of incorporation of DynCorp International immediately prior to the Effective Time was amended and restated and became the certificate of incorporation of the Surviving Corporation and (ii) the by-laws of Merger Sub immediately prior to the Effective Time became the by-laws of the Surviving Corporation, each in accordance with the terms of the Merger Agreement.

Copies of the certificate of incorporation and by-laws of the Surviving Corporation are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of DynCorp International Inc.

3.2	By-laws of DynCorp International Inc.

99.1	Press Release dated July 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 8, 2010

DYNCORP INTERNATIONAL INC.

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer